Exhibit 10.8  Contract with BankVest Capital Group

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Exhibit 10.8 Contract with BankVest Capital Group

Banking         On Small Business(R) BankVest__ CAPITAL CORP.
               or subsidiary LeaseVest Capital Corp.





April 26, 1999


ALTAMONTE PRINTING
2649 PEMBERTON DRIVE
APOPKA, FL 32703                                          Lease Number: 66187-1


Dear Valued Customer:

We thank you for choosing BankVest Capital Corp. to service your leasing needs. We are delighted to have you as a customer and our support staff stands ready to provide any assistance you might require.

Payment Information

The following is information regarding your lease payments. Your next payment is due on May 20, 1999. Subsequent payments will be due on the 20th of each month thereafter. BankVest Capital Corp. may assess a late charge on any payments not received within 10 days of their due date. You will receive an invoice under separate cover so if you have already remitted this payment, kindly disregard this notice.

When remitting a payment, please use the following address:

                  BankVest Capital Corp.
                  P.O. Box 641652
                  Pittsburgh, PA 15264-1652

If you need to provide copies of your insurance certificate or correspond with us for any reason, please use the following address:

                  BankVest Capital Corp.
                  P.O. Box 9170
                  Marlboro, MA 01752

If you have any questions regarding your lease, insurance or any other matter please do hot hesitate to call our customer support staff at (800) 497-9590. Thank you again for choosing BankVest Capital Corp.

Very Truly Yours

BankVest Capital Corp.

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                                     Invoice

Invoice #: 19599
Page No.:  1
Cust. No.: BV8080
Inv. Date: 04/19/99
Due Date:  04/29/99

                                                          Disc Date:   04/19/99
Bill To:                                                      Ship To:

BANKVEST CAPITAL CORP.                               ALTAMONTE PRINTING
200 NICKERSON ROAD                                   2649 PEMBERTON DR
MARLBORO, MA                                         APOPKA, FL
1752-4603         32703



Telephone: 508/485-8080                                       Telephone:
----------------------------------------------------------------------------

Reference: PO# 1999-60455-1 P.O. No.      :Terms   :Ship Via        :Slspr No.:
                        :                 :0          :EQUIP   :       9      :
--------------------------------------------------------------------------------

Qty Ordered    :Qty. Ship          :Item No.                  :Unit :        :T
 Extended
               :Qty. Bkord         :Description               :Price:        :X
Amount
-------------------------------------------------------------------------------

                  1.00             1.00    (900-C)
                                   0.00    BAUM 2020 FOLDER  37495.00 N
37495.00
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S/N  J.30MC0043:  8  PG  UNIT:   131MB0016.16  PG  UNIT:   132MA0001

                  1.00-            1.00-  (700)
                                   0.00   TRADE: STAHL FOLDER 5000.00 N 5000.00-

                  1.00-            1.00-  (700)
                                   0.00   TRADE: B&H INSERTER 1945.00 N 1945.00-

                  1.00-            1.00-  (700)
                                   0.00   TRADE: RIGHT ANGLE    300.00N  300.00-

PAYMENT FOR EQUIPMENT IS DUE ON INSTALLATION.  THANK YOU.


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   SHREVE PRESS SERVICE AND SALES               SUBTOTAL:       30250.00  :
   131 Candace Dr.                              SALES:              0.00  :
   Maitland, FL.  32751                         INVOICE TOTAL:  30250.00  :
                                                PAYMENT:            0.00  :
   407-531-1446                                 BALANCE:        30250.00  :


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